UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2009

THE AMACORE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27889	59-3206480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Maitland Promenade 1, 485 North Keller Road, Suite 450, Maitland Florida	32751
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (407) 805-8900

_______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Explanatory Note

On June 3, 2009, The Amacore Group, Inc., a Delaware corporation (the “Company”), filed a Current Report on Form 8-K (the “Funding Form 8-K”) with the Securities and Exchange Commission (the “SEC”) to report that the Company and Vicis Capital Master Fund (“Vicis”), the Company’s majority stockholder, entered into an oral agreement on May 28, 2009 with respect to the sale to Vicis of $4.5 million worth of a newly designated class of convertible preferred stock (the “Investment”).  The Company disclosed that it anticipated that it would subsequently enter into a preferred stock purchase agreement and other related transaction documents  (the “Transaction Documents”) with Vicis in connection with the Investment.  On June 29, 2009, the Company and Vicis entered into such Transaction Documents.  The Company is filing this Current Report on Form 8-K with the SEC to set forth the terms of the Transaction Documents and to report other matters that have occurred in connection with the Investment.

Forward-Looking Statements

Information contained in this Current Report on Form 8-K of the Company other than historical information, may be considered “forward-looking statements” that are subject to risks and uncertainties.  In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words.  These statements are only predictions.  One should not place undue reliance on these forward-looking statements.  The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made.  The forward-looking statements are based on the Company’s beliefs, assumptions and expectations, taking into account information currently available to the Company.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 31, 2009, not all of which are known to the Company.  If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.  The Company will update this forward-looking information only to the extent required under applicable securities laws.  Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements.

Item 1.01                      Entry into a Material Definitive Agreement.

On June 29, 2009, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Vicis, pursuant to which it sold to Vicis 450 shares (the “Shares”) of its Series L Convertible Preferred Stock, par value $0.001 per share (the “Series L Preferred Stock”) and a warrant (the “Warrant”) to purchase 50,625,000 shares of its Class A Common Stock, par value $0.001 per share (the “Common Stock”) for an aggregate cash purchase price of $4.5 million.  As described in the Funding Form 8-K, the Company received the $4.5 million purchase price on May 28, 2009.  The Shares and Warrant were issued upon execution of the Purchase Agreement.  The Purchase Agreement includes representations and warranties and other provisions customary for a transaction of this nature.

As more fully described in Item 5.03 of this Current Report on Form 8-K, which information is incorporated herein by reference in response to this Item 1.01, shares of Series L Preferred Stock are convertible into shares of Common Stock and have rights and preferences senior to certain other classes and series of the Company’s capital stock.

The Warrant is exercisable for five years at an exercise price of $0.375 per share of Common Stock and contains a cashless exercise feature and certain participation rights if the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of common stock.  The exercise price is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, merger or other corporate change and dilutive issuances.  At any time during the period beginning upon the receipt of a change of control notice under the Warrant and ending 10 trading days after the consummation of such change of control, Vicis can require the Company to redeem all or any portion of the Warrant in cash (the “Redemption Price”).  The Redemption Price is not calculated by reference to any change of control proceeds or price and, instead, is calculated by using the Black Scholes Option Pricing Model.  The Warrant is not callable or redeemable by the Company.

In connection with the Purchase Agreement, the Company and Vicis also entered into a Registration Rights Agreement, which grants to Vicis certain “piggyback” registration rights with respect to the shares of Common Stock issuable upon conversion of the Shares and upon exercise of the Warrant, and also covers certain other shares of the Company’s Common Stock that may be issued to Vicis in connection with a reclassification, recapitalization, merger, consolidation or other reorganization of the Company. In addition, the Company agreed that: (i) if a registration statement has not been filed with and declared effective by the SEC at least 90 days prior to July 15, 2011; or (ii) if after the registration statement has been declared effective, it ceases to remain effective at any time prior to the 9 month anniversary of the effectiveness date, the Company will pay to Vicis an amount equal to 2.0% of the aggregate stated value of the Shares then held by Vicis for each calendar month or portion thereof thereafter until the applicable event has been cured.

In connection with the Investment, Vicis agreed to waive any anti-dilution rights it held as a result of its ownership of 9 warrants to purchase shares of Common Stock and shares of Series G Convertible Preferred Stock, Series H Convertible Preferred Stock and Series I Convertible Preferred Stock it holds.

As a result of these transactions, Vicis now owns approximately 891,266,950 shares of the issued and outstanding shares of Common Stock, 1,200 shares of Series G Convertible Preferred Stock convertible into 2,400,000 shares of Common Stock, 400 shares of Series H Convertible Preferred Stock convertible into 800,000 shares of Common Stock, 1,650 shares of Series I Convertible Preferred Stock convertible into 3,300,000 shares of Common Stock, 450 shares of Series L Convertible Preferred Stock convertible into 450,000,000  shares of Common Stock and warrants to purchase 366,025,000 shares of Common Stock.

The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the Purchase Agreement, Warrant and Registration Rights Agreement, attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 3.02                      Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above and Item 5.03 below is incorporated herein by reference in response to this Item 3.02.  The Shares and Warrant were offered and sold to Vicis in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company based such reliance on certain representations made by Vicis to the Company including that Vicis is an accredited investor as defined in Rule 501 of Regulation D.

Item 3.03                      Material Modification to Rights of Security Holders.

The information contained in Item 5.03 below is incorporated herein by reference in response to this Item 3.03.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.

On June 26, 2009, the Company filed with the Delaware Secretary of State a Certificate of Designation of Series L Convertible Preferred Stock designating 450 shares of Series L Preferred Stock (the “Series L Certificate of Designation”).  Each share of Series L Preferred Stock has a stated value of $10,000 per share (“Stated Value”).  Certain rights and preferences of the Series L Preferred Stock are set forth below:

Rank. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Company, the Series L Preferred Stock ranks: (i) prior to all classes of the Company’s common stock; (ii) prior to all other series of the Company’s preferred stock outstanding as of June 29, 2009; (iii) prior to any class or series of capital stock of the Company created after the designation of the Series L Preferred Stock that does not, by its terms, rank senior to or pari passu with the Series L Preferred Stock (each a “Junior Security”); (iv) pari passu with the Series G Convertible Preferred Stock, Series H Convertible Preferred Stock, Series I Convertible Preferred Stock and any class or series of capital stock of the Company created after the designation of the Series L Preferred Stock that, by its terms, ranks on parity with the Series L Preferred Stock; and (v) junior to any class or series of capital stock of the Company created after the designation of the Series L Preferred Stock that, by its terms, ranks senior to the Series L Preferred Stock (“Senior Securities”).

Cumulative Preferred Dividends. Prior to payment of any dividend to the holders of any Junior Security, holders of the Series L Preferred Stock are entitled to receive cumulative dividends payable on the Stated Value at a rate of 6% per annum. Subject to certain limitations, dividends are payable quarterly, and unpaid accumulated dividends accrue interest at a rate of 6% per annum.  Dividends are payable in cash or shares of Common Stock, at market price, at the holder’s option.

Liquidation Rights. In the event of a liquidation, dissolution or winding up of the Company, before any distribution is made to the holders of any Junior Security, the holders of the Series L Preferred Stock are entitled to be paid out of the assets of the Company an amount per Share equal to the Stated Value, plus the aggregate amount of any accumulated, but unpaid, dividends on each Share of Series L Preferred Stock.  The consolidation or merger of the Company with any other corporation, or the sale, transfer or lease of all or substantially all of the Company’s assets, do not constitute a liquidation event.

Voting Rights. Except as otherwise required by law, holders of the Series L Preferred Stock do not have voting rights.

Optional Conversion. At any time on or after September 30, 2009, each Share of Series L Preferred Stock is convertible, at the option of the holder, into that number shares of Common Stock equal to the Stated Value per Share divided by $0.01 per Share (the “Conversion Price”).  The Conversion Price is subject to adjustment for certain events, including the payment of a dividend payable in capital stock of the Company, any stock split, combination, or reclassification and certain issuances of Common Stock or securities convertible into or exercisable for Common Stock at a price per share or conversion price per share less than the then applicable Conversion Price. In the event of certain corporate changes, including any consolidation or merger in which the Company is not the surviving entity, sale or transfer of all or substantially all of the Company’s assets, certain share exchanges and certain distributions of property or assets to the holders of Common Stock, the holders of the Series L Preferred Stock have the right to receive upon conversion, in lieu of shares of Common Stock otherwise issuable, such securities and/or other property as would have been issued or payable as a result of such corporate change with respect to or in exchange for the Common Stock issuable upon conversion of the Series L Preferred Stock.

Mandatory Conversion. If on July 15, 2011 any share of the Series L Preferred Stock remains outstanding and a registration statement covering the resale of all of the Common Stock underlying the shares of the Series L Preferred Stock is effective and has been effective for 90 days prior to such date, the Company will automatically convert each Share of the Series L Preferred Stock into Common Stock at the then applicable Conversion Price.

Required Holder Approval. So long as any Shares of the Series L Preferred Stock are outstanding, the Company may not, without the prior approval (by vote or written consent) of the holders of a majority of the then outstanding Shares of the Series L Preferred Stock: (i) amend the rights, preferences or privileges of the Series L Preferred Stock; (ii) amend or waive any provision of the Company’s Certificate of Incorporation, as amended, in a way that would alter the rights, preferences or privileges of the Series L Preferred Stock; (iii) create any Senior Securities; or (iv) enter into any agreement with respect to the foregoing clauses (i) through (iii).

The foregoing description of the Series L Preferred Stock is not intended to be complete and is qualified in its entirety by reference to the Series L Certificate of Designation, attached hereto as Exhibit 3.1 and incorporate herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Designation of Series L Convertible Preferred Stock, filed with the Delaware Secretary of State on June 26, 2009.
10.1	Securities Purchase Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund, dated June 29, 2009.*
10.2	Warrant to Purchase Shares of Class A Common Stock issued to Vicis Capital Master Fund, dated June 29, 2009.
10.3	Registration Rights Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund, dated June 29, 2009.
__________________________

* All schedules and similar attachments to the Securities Purchase Agreement have been omitted.  Copies of such schedules and similar attachments will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 2, 2009

THE AMACORE GROUP, INC.

By:	/s/ Jay Shafer
Name: Jay Shafer
Title: Chief Executive Officer and Director

EXHIBIT INDEX

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Designation of Series L Convertible Preferred Stock, filed with the Delaware Secretary of State on June 26, 2009.
10.1	Securities Purchase Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund, dated June 29, 2009.*
10.2	Warrant to Purchase Shares of Class A Common Stock issued to Vicis Capital Master Fund, dated June 29, 2009.
10.3	Registration Rights Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund, dated June 29, 2009.
__________________________

* All schedules and similar attachments to the Securities Purchase Agreement have been omitted.  Copies of such schedules and similar attachments will be furnished supplementally to the SEC upon request.